                                                                    EXHIBIT 4-G




================================================================================

                            FORD MOTOR CREDIT COMPANY

                                       AND

                              THE BANK OF NEW YORK,
                                     TRUSTEE

                 ----------------------------------------------

                          FIFTH SUPPLEMENTAL INDENTURE

                          DATED AS OF FEBRUARY 1, 2000

                            SUPPLEMENTAL TO INDENTURE

                    DATED AS OF JULY 1, 1985, AS SUPPLEMENTED
                    BY THE FIRST SUPPLEMENTAL INDENTURE DATED
                AS OF NOVEMBER 15, 1987, THE SECOND SUPPLEMENTAL
                   INDENTURE DATED AS OF OCTOBER 15, 1988, THE
                    THIRD SUPPLEMENTAL INDENTURE DATED AS OF
                   MARCH 1, 1996, AND THE FOURTH SUPPLEMENTAL
                       INDENTURE DATED AS OF MARCH 1, 1998

                 ----------------------------------------------

                VARIABLE DENOMINATION FLOATING RATE DEMAND NOTES

                 ----------------------------------------------



================================================================================

         FIFTH SUPPLEMENTAL INDENTURE, dated as of the first day of February, 2000, between Ford Motor Credit Company, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter sometimes called the "Company"), party of the first part, and The Bank of New York, a corporation duly incorporated and existing under the laws of the State of New York (hereinafter sometimes called the "Trustee"), as Trustee under the indenture of the Company (the "Original Indenture"), dated as of July 1, 1985, as supplemented by a first supplemental indenture (the "First Supplemental Indenture") dated as of November 15, 1987, a second supplemental indenture dated as of October 15, 1988 (the "Second Supplemental Indenture"), a third supplemental indenture (the "Third Supplemental Indenture") dated as of March 1, 1996 and a fourth supplemental indenture (the "Fourth Supplemental Indenture") dated as of March 1, 1998 (the "Original Indenture, as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and the Fourth Supplemental Indenture, being hereinafter called the "Indenture"), party of the second part.

         WHEREAS, the Indenture provides for the issuance from time to time of the Variable Denomination Floating Rate Demand Notes of the Company (hereinafter called the "Notes") issuable for the purposes and subject to the limitations contained in the Indenture;

         WHEREAS, Notes in the aggregate principal amount of $250,000,000 have been previously authorized for issuance from time to time under the Original Indenture and additional Notes have been previously authorized for issuance in the aggregate principal amount of $250,000,000 under the First Supplemental Indenture, $500,000,000 under the Second Supplemental Indenture, $1,000,000,000 under the Third Supplemental Indenture and $2,000,000,000 under the Fourth Supplemental Indenture;

         WHEREAS, pursuant to Sections 2.01 and 11.01 of the Indenture, the Company desires to issue from time to time under the Indenture as supplemented hereby, in addition to the Notes previously authorized for issuance by the Company, Notes limited to the aggregate principal amount of Three Billion Dollars ($3,000,000,000), the further terms and provisions of which are set forth in the Indenture;

         WHEREAS, the text of the Notes and the Trustee's certificate of authentication to be borne by the Notes are to be substantially in the forms set forth in the Indenture; and

         WHEREAS, the Company represents that all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee as in the Indenture and this Fifth Supplemental Indenture provided, the valid, binding and legal obligations of the Company and to constitute these presents a valid indenture and agreement according to its terms, have been done and performed, and the execution of this Fifth Supplemental Indenture and the issue under the Indenture as further supplemented hereby of the Notes have in all respects been duly authorized, and the Company, in the exercise of legal right and power in it vested, is executing this Fifth Supplemental Indenture and proposes to make, execute, issue and deliver the Notes;

         NOW, THEREFORE:

         In order to declare the terms and conditions upon which the Notes are authenticated, issued and delivered, and in consideration of the premises, of the purchase and acceptance of the Notes by the holders thereof and of the sum of one dollar to it duly paid by the Trustee at the execution of these presents, the receipt whereof is hereby acknowledged, the Company covenants and agrees with the Trustee, for the equal and proportionate benefit of the respective holders from time to time of the Notes, as follows:

                                  ARTICLE ONE.

                                   THE NOTES.

         SECTION 1.01 The Notes to be issued from time to time under the Indenture as supplemented hereby, not including the Notes previously authorized for issuance by the Company in the Indenture, shall be limited to the aggregate principal amount of Three Billion Dollars ($3,000,000,000).

                                  ARTICLE TWO.

                            MISCELLANEOUS PROVISIONS.

         SECTION 1.02 This Fifth Supplemental Indenture is executed by the Company and the Trustee pursuant to the provisions of Section 11.01(f) of the Indenture, and the terms and conditions hereof shall be deemed to be part of the Indenture for all purposes. The Indenture, as supplemented by this Fifth Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

         SECTION 1.03 This Fifth Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

         SECTION 1.04 The Trustee assumes no responsibility for the correctness of the recitals herein contained, which shall be taken as the statements of the Company. The Trustee makes no representations and shall have no responsibility as to the validity or sufficiency of this Fifth Supplemental Indenture or the due authorization and execution hereof by the Company.

         SECTION 1.05 This Fifth Supplemental Indenture and each Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State.

         IN WITNESS WHEREOF, FORD MOTOR CREDIT COMPANY, the party of the first part, has caused this Fifth Supplemental Indenture to be duly signed and acknowledged by its Chairman of the Board or its President or an Executive Vice President or a Vice President or its Treasurer or its Secretary thereunto duly authorized, and its corporate seal to be affixed hereunto, and the same to be attested by its Secretary or an Assistant Secretary; and THE BANK OF NEW YORK, as Trustee under the Indenture, the party of the second part, has caused this Fifth Supplemental Indenture to be duly signed and acknowledged by one of its Vice Presidents or Assistant Vice Presidents thereunto duly authorized, and its corporate seal to be affixed hereunto, and the same to be attested by one of its Assistant Treasurers.


                                            FORD MOTOR CREDIT COMPANY




                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:



Attest:

Assistant Secretary
[CORPORATE SEAL]


                                            THE BANK OF NEW YORK



                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

Attest:

Assistant Treasurer
[CORPORATE SEAL]

STATE OF MICHIGAN       )
                        )  ss.:
COUNTY OF WAYNE         )




         On this_____day of___________, 2000, before me personally came Hurley
D. Smith, to me known, who, being by me duly sworn, did depose and say that he resides at 8205 Valleyview, Clarkston, Michigan; that he is Secretary of FORD MOTOR CREDIT COMPANY, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




                                        ---------------------------------






[NOTARIAL SEAL]

STATE OF NEW YORK       )
                        )    ss.:
COUNTY OF NEW YORK      )




         On this ______ day of __________, 2000, before me personally came __________________, to me known, by me duly sworn, did depose and say that she/he resides at ______________________________________; that she/he is
______________ of THE BANK OF NEW YORK, one of the corporations described in and which executed the above instrument; that she/he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that she/he signed her/his name thereto by like authority.


         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                             ___________________________________
                                             Notary Public

[NOTARIAL SEAL]